                                             CERTIFICATE OF AMENDMENT
                                               THE AAL MUTUAL FUNDS
                                                  AMENDMENT NO. 1
                                            TO THE DECLARATION OF TRUST

         AMENDMENT  NO. 1 to the  Declaration  of Trust  dated as of March 10,  1987 of The AAL  Mutual  Funds (the
"Trust"), made as of the 22nd day of April, 2004.

                                               W I T N E S S E T H:

         WHEREAS, Article EIGHTH, Section 12 of the Trust of The AAL Mutual Funds reads in part:

         "Notwithstanding  the  foregoing,  the name of the Trust may be changed if  authorized by vote of the  Trustees and no vote of, or other  action by, the holders of the  outstanding  Shares of the
         Trust is required"; and

         WHEREAS,  on November  12, 2003, a majority of the  Trustees  voted to amend  Article  FIRST to change the name of the Trust to provide as follows:

                FIRST:  This Trust shall be known as THRIVENT MUTUAL FUNDS

         WHEREAS, Article EIGHTH, paragraph 4(a) of the Trust currently provides:

         "The  Trustees,  with the  favorable  vote of the  holders  of more  than 50% of the  outstanding
         Shares  entitled  to vote may sell and convey the assets of the Trust  (which sale may be subject to the retention of assets for the payment of  liabilities  and expenses) to another issuer for a consideration  which may be or include  securities of such issuer.  Upon making provision for the payment  of  liabilities,  by  assumption  by  such  issuer  or  otherwise,  the  Trustees  shall distribute  the  remaining  proceeds  ratably  among the  holders of the Shares of the Trust then outstanding."

         WHEREAS, On March 9, 2004 a majority of the shareholders of the Trust approved that Article EIGHTH, paragraph 4(a) of the Trust be amended to provide as follows:

         "The Trustees,  with the affirmative vote of the holders of a Majority of the Outstanding  Voting
         Shares of the Trust or each class or Series of the Trust  entitled  to vote,  may sell and convey the assets of the Trust  (which  sale may be subject to the  retention  of assets for the payment of  liabilities  and  expenses)  to another  issuer for a  consideration  which may be or include securities of such issuer.  Upon making  provision for the payment of liabilities,  by assumption by such issuer or otherwise,  the Trustees shall distribute the remaining  proceeds ratably among the holders of the Shares of the Trust then outstanding."

         WHEREAS, On March 9, 2004 a majority of the shareholders of the Trust approved that Article EIGHTH, paragraph 4(a) of the Trust be amended to provide the following new definition:

         "'Majority of the Outstanding Voting Shares' of the Trust or class or Series of the Trust shall mean the vote, at a meeting of Shareholders duly called, of the lesser of (1) 67% or more of the shares of the Trust or class or Series present at the Special Meeting if the holders of more than 50% of the outstanding shares of the Trust or such class or Series are present or represented by proxy, or (2) the holders of more than 50% of the outstanding shares of the Trust or class or Series."

         WHEREAS, Article EIGHTH, paragraph 4(b) of the Trust currently requires:

                 "The  Trustees,  with  the  favorable  vote  of the  holders  of more  than  50% of the outstanding  Shares  entitled to vote,  may at any time sell and convert  into money all the  assets of the Trust.  Upon  making  provision  for the  payment of all  outstanding obligations,  taxes and other  liabilities,  accrued or  contingent,  of the Trust,  the
                Trustees shall  distribute  the remaining  assets of the Trust ratably among the holders of the outstanding Shares."

         WHEREAS, On March 9, 2004 a majority of the shareholders of the Trust approved that Article EIGHTH, paragraph 4(b) of the Trust be amended to provide as follows:

                "The majority of the Trustees may at any time sell and convert into money all the assets of the
                Trust or the assets of a class or a Series of the Trust (including any individual class of Shares of a Series having multiple classes of Shares).  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or such class or Series, the Trustees shall distribute the remaining assets of the Trust or such class or
                Series ratably among the holders of the outstanding Shares or the Trust or such class or Series."

         WHEREAS, Article EIGHTH, paragraph 7 of the Trust currently allows:

         "The Board of Trustees is  empowered  to cause the  redemption  of the Shares held in any account if the  aggregate  net asset value of such Shares  (taken at cost or value,  as determined by the
         Board) has been  reduced by a  Shareholder  to $500 or less upon such notice to the  Shareholders in question,  with such  permission  to increase the  investment  in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act. "

         WHEREAS, On March 9, 2004 a majority of the shareholders of the Trust voted to eliminate Article EIGHTH, paragraph 7 of the Trust.

         WHEREAS,  the  undersigned has been duly authorized by the Trustees to execute and file this Amendment No.
1 to the Trust; and

         NOW,  THEREFORE,  The  undersigned  hereby  certifies  that the  Amendments set forth above have been duly adopted in accordance with the provisions of the Trust.

         IN  WITNESS  WHEREOF,  the  undersigned  has  hereunto  set his hands as of the day and year  first  above written.

                                                           THRIVENT MUTUAL FUNDS

                                                           By: /s/ James E. Nelson
                                                           Name:  James E. Nelson
                                                           Title:  Secretary